Exhibit 99.2

Deckers Brands Nominates Patrick J. Grismer to Board of Directors

Dave Powers to Retire from the Board After Over Nine Years of Service

GOLETA, Calif., July 24, 2025 – Deckers Brands (NYSE: DECK), a global leader in designing, marketing, and distributing innovative footwear, apparel, and accessories, today announced the nomination of Patrick J. Grismer for election to its Board of Directors (the “Board”) at the Company’s 2025 Annual Meeting of Stockholders to be held on September 8, 2025 (the "Annual Meeting"). In connection with Mr. Grismer’s nomination and as previously announced, Dave Powers will not stand for reelection to the Board at the Annual Meeting, retiring after more than nine years of service as a director.

Mr. Grismer brings over 35 years of financial leadership experience at major global consumer companies. He currently serves on the board of directors of Krispy Kreme and recently served as chair of the board of directors of Panera Brands. Mr. Grismer previously held CFO roles at Starbucks Coffee Company, Hyatt Hotels Corporation and Yum! Brands, where he oversaw significant business transformations and value-creation initiatives, as well as executive leadership positions at The Walt Disney Company. Mr. Grismer earned a B.S. in Accounting from the University of Southern California and an M.B.A. from Northwestern University.

If Mr. Grismer is elected to the Board at the Annual Meeting, he is expected to join the Audit & Risk Management Committee. Maha S. Ibrahim, a member of the Audit & Risk Management Committee, is expected to join the Corporate Responsibility, Sustainability & Governance Committee and step down as a member of the Audit & Risk Management Committee if reelected to the Board at the Annual Meeting.

“We are pleased to nominate Pat to our Board as we build on Deckers’ growth trajectory and value creation,” said Cindy Davis, Chair of the Board. “Pat’s financial expertise, strategic vision and proven leadership at some of the world’s most recognizable companies will be immediately additive to our oversight of Deckers’ long-term strategy and the continued momentum of our iconic brands.”

Mr. Grismer said, “Deckers has created leading footwear brands that consumers are passionate about and truly connect with. I have been impressed by the Company’s ability to continually extend its reach and deepen its relevance across categories and geographies, always meeting the moment. I am excited to join the Board and help advance the Company’s strategy to deliver value.”

Ms. Davis continued, “On behalf of the Board, I want to thank Dave for his immense service to Deckers, both as a director and as our former CEO and President. Dave has played an instrumental role in shaping Deckers into the industry leader it is today, with unique products that blend technology and comfort. We are grateful for Dave’s above-and-beyond dedication, and we wish him the best in his well-deserved retirement come September.”

Mr. Powers commented, “It has been deeply rewarding to be part of Deckers’ journey since 2012, which has been marked by explosive growth and meaningful contributions to our communities. Deckers is a resilient organization with incredible talent and exemplary leaders, and the extraordinary innovation happening at HOKA and UGG will continue to set the Company apart. I am confident Deckers’ future is bright, and I look forward to following its successes for years to come.”

About Deckers Brands

Deckers Brands is a global leader in designing, marketing, and distributing innovative footwear, apparel, and accessories developed for both everyday casual lifestyle use and high-performance activities. The Company’s portfolio of brands includes UGG®, HOKA®, Teva®, and AHNU®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has over 50 years of history building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the anticipated composition of the committees of the Board following the Annual Meeting; the strength and momentum of our brands; our ability to drive future growth and profitability; our ability to execute on our long-term strategies and objectives; and our ability to achieve continued success and deliver value for our stakeholders. We have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

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Investor Contact:
Erinn Kohler | VP, Investor Relations, Corporate Planning & Business Analytics | Deckers Brands | 805.967.7611